Exhibit 99.1

Del Taco Restaurants, Inc. Announces Pricing of Secondary Offering of

Common Stock

Lake Forest, CA. October 26, 2015 – Del Taco Restaurants, Inc. (“Del Taco” and the “Company”) (NASDAQ: TACO, TACOW), announced today the pricing of an offering of 3,372,016 shares of its common stock at $12.00 per share. The shares are held by entities affiliated with Goldman Sachs Mezzanine Partners, Leonard Green & Partners and Charlesbank Capital Partners (the “Selling Stockholders”). The underwriters have a 30-day option to purchase up to an additional 505,802 shares of common stock held by the Selling Stockholders. Del Taco is not selling any shares in this offering and will not receive any proceeds from the sale of the shares of common stock offered by the Selling Stockholders. The offering is expected to close on October 30, 2015. Citigroup is acting as a book-running manager and representative of the underwriters. Piper Jaffray is also a book-running manager.

The shares of common stock are being offered pursuant to a prospectus, including a prospectus supplement with an accompanying base prospectus that are part of a shelf registration statement on Form S-3 (File No. 333-205467) that was declared effective by the Securities and Exchange Commission (the “SEC”) on July 15, 2015. A preliminary prospectus supplement related to the common stock offering was filed with the SEC on October 26, 2015. The shares may be offered only by means of a prospectus, including a prospectus supplement with the accompanying base prospectus relating to the offering filed as part of an effective registration statement filed with the SEC on Form S-3. Copies of the preliminary prospectus supplement with the accompanying prospectus relating to this offering and the final prospectus supplement, when available, may be obtained from Citigroup Global Markets, Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146). An electronic copy of the prospectus supplement with the accompanying prospectus relating to the common stock offering will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Del Taco Restaurants, Inc.

Del Taco is nationwide operator and franchisor of restaurants of both Mexican inspired and American classic dishes featuring fresh and fast made-to-order cuisine, using fresh ingredients including cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, fresh sliced avocado and marinated chicken grilled in the restaurant. The menu, which includes a full line of breakfast, includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes. Del Taco and its franchisees operate close to 550 restaurants in 16 states and serves more than three million guests each week.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Media Contact:

Julia Young

(646) 277-1280

julia.young@icrinc.com

Investor Relations Contact:

Raphael Gross

(203) 682-8253

investor@deltaco.com